Exhibit 24.01

POWER OF ATTORNEY

THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”), represented by THRC Management, LLC, General Partner, by Dan H. Wilks, Manager, hereby authorizes Robert B. Early to represent THRC Holdings to execute and file on THRC Holdings’ behalf all SEC forms (including any amendments thereto) that THRC Holdings may be required to file with the United States Securities and Exchange Commission and any other actions in connection with the above, as a result of THRC Holdings’ position with, or direct or indirect ownership of, or transactions in securities by or on behalf of THRC Holdings. The authority of such individual under this Statement shall continue for as long as THRC Holdings is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to THRC Holdings. I hereby acknowledge that such individual is not assuming any of THRC Holdings’ responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934, as amended.

Dated:

August 18, 2025

THRC Holdings, LP
By: THRC Management, LLC, its General Partner
By:	/s/ Dan H. Wilks
Name: Dan H. Wilks
Title: Manager

Exhibit 24.02

POWER OF ATTORNEY

THRC Management, LLC, a Texas limited liability company (“THRC Management”), represented by Dan H. Wilks, Manager, hereby authorizes Robert B. Early to represent THRC Management to execute and file on THRC Management’s behalf all SEC forms (including any amendments thereto) that THRC Management may be required to file with the United States Securities and Exchange Commission and any other actions in connection with the above, as a result of THRC Management’s position with, or direct or indirect ownership of, or transactions in securities by or on behalf of THRC Management. The authority of such individual under this Statement shall continue for as long as THRC Management is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to THRC Management. I hereby acknowledge that such individual is not assuming any of THRC Management’s responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934, as amended.

Dated:

August 18, 2025

THRC Management, LLC
By:	/s/ Dan H. Wilks
Name: Dan H. Wilks
Title: Manager

Exhibit 24.03

POWER OF ATTORNEY

I, Dan Wilks, hereby confirm that I have authorized and designated Robert B. Early to execute and file on my behalf all SEC forms (including any amendments thereto) that I may be required to file with the United States Securities and Exchange Commission and to perform any other actions in connection with the above, as a result of my position with, or my direct or indirect ownership of, or transaction in securities of, ProFrac Holding Corp. The authority of such individual under this Statement shall continue for as long as I am required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to Robert Early. I hereby acknowledge that such individual is not assuming any of my responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934, as amended.

Dated:

August 18, 2025

By:	/s/ Dan Wilks
Dan Wilks